EXHIBIT 99.1

CDK Reports Second Quarter Fiscal 2015 Results and Raises Full Year Earnings Outlook

Revenues Rise 7% to $521.2 Million for the Quarter;

GAAP Net Earnings Decline 19%; Adjusted Net Earnings Rise 36%

HOFFMAN ESTATES, Ill., Feb. 5, 2015 (GLOBE NEWSWIRE) -- CDK Global, Inc. (Nasdaq:CDK) today announced its second quarter fiscal 2015 financial results for the period ended December 31, 2014. Highlights are below:

Second Quarter Fiscal 2015 Results	As Reported	As Adjusted

Revenues	7% to $521.2 million	7% to $521.2 million
Earnings before income taxes	(10)% to $75.2 million	35% to $94.1 million
Net earnings	(19)% to $42.5 million	36% to $59.4 million
Diluted earnings per share	(21)% to $0.26 per share	37% to $0.37 per share

"CDK reported strong financial results for the second quarter, with positive contributions from each of our business segments," said Steve Anenen, President and Chief Executive Officer, CDK. "I am also delighted by the interest in our new innovations showcased at the recent National Automobile Dealers Association ("NADA") Expo which we expect will drive future revenue growth. In addition, we recently initiated a systematic analysis and review of our business operations and announced an initial share repurchase authorization, putting us solidly on the path to enhance long-term shareholder value."

"Our performance and momentum have allowed us to raise our full year earnings growth and margin forecasts representing the strength in our business model, although we anticipate challenges in the year-over-year comparisons for the second half of the year," said Al Nietzel, Chief Financial Officer, CDK.

Growth in revenues and adjusted earnings before income taxes were negatively impacted by about 1.5 and 2 percentage points, respectively, due to unfavorable foreign exchange rates. Also included in the above results is a $6.4 million pretax true-up of the vacation accrual as of December 31, 2014 as this is a calendar year employee benefit. On the "As Adjusted" basis, this contributed 9 points of adjusted earnings before income taxes and adjusted net earnings growth, and over $0.02 cents per share. This item is reported within "Selling, general, and administrative expenses" and "Other" in segment financial data.

The above "As Adjusted" results exclude in fiscal 2015:

  $15.6 million pretax accelerated amortization of the Cobalt trademark related to a change in useful life;
  $3.3 million of incremental costs incurred during the second quarter of fiscal 2015 that are directly attributable to the separation from ADP® (Nasdaq:ADP); and
  $4.6 million increase to income tax expense related to the tax law change for bonus depreciation which ADP is entitled to claim.

In order to present both periods on a comparable basis, the above "As Adjusted" results include in fiscal 2014 amounts representing certain incremental costs related to being an independent public company in fiscal 2015 including interest expense, stand-alone public company costs, and stock-based compensation. Please refer to the tables at the end of this release for a reconciliation of the "As Reported" results to the "As Adjusted" results. All comparisons throughout the remainder of this release are on an "As Adjusted" basis.

Automotive Retail North America

Automotive Retail North America revenues grew 7% for the second quarter compared to last year's second quarter. Pretax earnings increased 13% and pretax margin improved 140 basis points due to increased operating efficiencies, partially offset by a favorable legal settlement in last year's second quarter.

Automotive Retail International

Automotive Retail International revenues increased 3% for the second quarter compared to last year's second quarter. Pretax earnings increased 20% and pretax margin improved 245 basis points for the quarter due to the impact of expenses in last year's second quarter to right-size the operations that did not recur this year as well as increased operating efficiencies.

Digital Marketing

Digital Marketing revenues grew 17% for the second quarter compared to last year's second quarter. Pretax earnings more than doubled and pretax margin expanded over 500 basis points excluding the $15.6 million accelerated amortization of the Cobalt trademark. Pretax margin benefited from a favorable revenue mix, increased operating efficiencies, and lower employee benefit costs compared with a year ago.

Separation from ADP

CDK Global, Inc. began operating as a public company on October 1, 2014 following its spin-off from ADP on September 30, 2014.

Fiscal 2015 Forecast

CDK's fiscal 2015 forecast excludes the accelerated amortization of the Cobalt trademark and costs in connection with the spin-off. For comparability, fiscal 2014 results have also been adjusted to exclude spin-off related one-time costs and include certain incremental costs related to being an independent public company. The reconciliations to GAAP measures are included in the schedules within this press release.

As a result of expected pressure from unfavorable foreign exchange rates, CDK has lowered its revenue growth forecast; however, earnings growth and margin forecasts have been raised based on the results through the first six months of the year. On this adjusted basis, the forecast is as follows:

  Revenues – 6% to 7% growth from $1,973.6 million in fiscal 2014
  Adjusted earnings before income taxes – 13% to 14% growth from the adjusted $303.7 million in fiscal 2014
  Adjusted pretax margin – approximately 100 basis points of expansion from the adjusted 15.4% in fiscal 2014
  Adjusted EBITDA margin – approximately 100 basis points of expansion from the adjusted 20.2% in fiscal 2014
  Adjusted net earnings – 9% to 10% growth from the adjusted $205.9 million in fiscal 2014
  Adjusted diluted earnings per share – 8% to 9% growth from the adjusted $1.28 in fiscal 2014

Effective Tax Rate

There is no change to CDK's anticipated adjusted effective tax rate for fiscal 2015 of 34.5% to 35.0% compared to 32.2% in fiscal 2014. This is lower than fiscal 2015's anticipated normalized effective tax rate of 36.5% to 37.0% due to a first quarter fiscal 2015 nonrecurring income tax benefit primarily related to foreign operations. The higher adjusted effective tax rate for the year compared to fiscal 2014 is anticipated to negatively impact adjusted net earnings and adjusted diluted earnings per share by approximately $8.5 million and $0.05, respectively, or about 4 percentage points of growth. The fiscal 2015 anticipated adjusted effective tax rate and normalized effective tax rate both exclude the impact of the $4.6 million increase to income tax expense in the second quarter fiscal 2015 related to the tax law change for bonus depreciation which ADP is entitled to claim.

Website Schedules

Other financial information, including financial statements and supplementary schedules presented on an "As Reported" and "As Adjusted" basis for all quarters of fiscal 2014, and the schedule of quarterly revenues and pretax earnings by reportable segment have been updated for the second quarter of fiscal 2015 and will be posted to the CDK Investor Relations website http://investors.cdkglobal.com in the "Financial Information" section.

Webcast and Conference Call

An analyst conference call will be held today, Thursday, February 5, 2015 at 7:30 a.m. CT. A live webcast of the call will be available on a listen-only basis. To listen to the webcast go to CDK's Investor Relations website, http://investors.cdkglobal.com and click on the webcast icon. Please note, this webcast will be broadcast in two streams: Windows Media and Flash. Please check your system at least 10 minutes prior to the webcast. A presentation will be available to download and print about 60 minutes before the webcast at the CDK Investor Relations website at http://investors.cdkglobal.com. CDK's news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

About CDK Global

With nearly $2 billion in revenues, CDK GlobalTM is the largest global provider of integrated information technology and digital marketing solutions to the automotive retail industry and adjacencies.  CDK Global provides solutions in more than 100 countries around the world, serving more than 26,000 retail locations and most automotive manufacturers.  CDK Global's solutions automate and integrate critical workflow processes from pre-sale targeted advertising and marketing campaigns to the sale, financing, insurance, parts supply, repair and maintenance of vehicles, with an increasing focus on utilizing data analytics and predictive intelligence.  Visit cdkglobal.com.

CDK Global, Inc.
Statements of Consolidated and Combined Earnings
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,

	2014	2013	2014	2013

Revenues	$ 521.2	$ 487.3	$ 1,037.2	$ 968.8

Expenses:
Cost of revenues	326.9	297.9	636.7	594.8
Selling, general & administrative expenses	107.8	105.4	220.2	210.5
Separation costs	3.3	--	34.0	--
Total expenses	438.0	403.3	890.9	805.3

Operating earnings	83.2	84.0	146.3	163.5

Interest expense	(9.0)	(0.3)	(10.1)	(0.5)
Other income (expense), net	1.0	(0.1)	1.7	--

Earnings before income taxes	75.2	83.6	137.9	163.0

Provision for income taxes	(32.7)	(31.4)	(56.3)	(57.3)

Net earnings	$ 42.5	$ 52.2	$ 81.6	$ 105.7

Net earnings per common share:
Basic	$ 0.26	$ 0.33	$ 0.51	$ 0.66
Diluted	$ 0.26	$ 0.33	$ 0.51	$ 0.66

Weighted-average common shares outstanding
Basic (a)	160.7	160.6	160.7	160.6
Diluted (a)	161.8	160.6	161.2	160.6

(a) On September 30, 2014, ADP shareholders of record as of the close of business on September 24, 2014 received one share of our common stock for every three shares of ADP common stock held as of the record date. For periods ended September 30, 2014 and prior, basic and diluted earnings per share were computed using the number of shares of our stock outstanding on September 30, 2014, the date on which our common stock was distributed to the shareholders of ADP. The same number of shares was used to calculate basic and diluted earnings per share because there were no dilutive securities in those periods.

CDK Global, Inc.
Consolidated and Combined Balance Sheets
(In millions)
(Unaudited)

	December 31, 2014	June 30, 2014
Assets
Current assets:
Cash and cash equivalents	$ 402.2	$ 402.8
Accounts receivable, net of allowance for doubtful accounts	319.5	299.1
Notes receivable from ADP and its affiliates	--	40.6
Other current assets	170.4	164.6
Total current assets	892.1	907.1

Property, plant and equipment, net	106.5	109.9
Other assets	221.5	205.5
Goodwill	1,189.3	1,230.9
Intangible assets, net	105.8	133.8
Total assets	$ 2,515.2	$ 2,587.2

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$ 12.5	$ --
Accounts payable	15.7	17.2
Accrued expenses and other current liabilities	185.5	154.2
Accrued payroll and payroll-related expenses	82.9	105.6
Short-term deferred revenues	183.1	194.8
Notes payable to ADP and its affiliates	--	21.9
Total current liabilities	479.7	493.7

Long-term debt	984.4	--
Long-term deferred revenues	184.3	182.8
Deferred income taxes	71.3	76.6
Other liabilities	44.7	43.9
Total liabilities	1,764.4	797.0

Stockholders' equity:
Preferred stock	--	--
Common stock	1.6	--
Additional paid-in-capital	657.3	--
Retained earnings	23.1	--
Net parent company investment	--	1,704.6
Accumulated other comprehensive income	68.8	85.6
Total stockholders' equity	750.8	1,790.2

Total liabilities and stockholders' equity	$ 2,515.2	$ 2,587.2

CDK Global, Inc.
Segment Financial Data
(In millions)
(Unaudited)

We use certain adjusted results, among other measures, to evaluate our operating performance in the absence of certain items for planning and forecasting purposes. We believe that adjusted results provide relevant and useful information because they allow investors to view performance in a manner similar to the method used by us and they improve our ability to understand our operating performance. Adjusted earnings before income taxes for the three and six months ended December 31, 2014 excludes incremental costs incurred that were directly attributable to our separation from ADP and accelerated trademark amortization. Additionally, adjusted earnings before income taxes for the three and six months ended December 31, 2013 reflects adjustments related to separation costs, stand-alone public company costs, trademark royalty fee, stock-based compensation, and interest expense, as further described in the footnotes below, in order to show these amounts on a comparable basis with the three and six months ended December 31, 2014. Because adjusted earnings before income taxes is not a measure of performance that is calculated in accordance with accounting principles generally accepted in the United States ("GAAP"), it should not be considered in isolation from, or as a substitute for, other metrics that are calculated in accordance with GAAP.

	Segment Revenues				Adjusted Segment Earnings before Income Taxes				Adjusted Segment Margin
	Three Months Ended December 31,		Change		Three Months Ended December 31,		Change		Three Months Ended December 31,		Change
	2014	2013	$	%	2014	2013	$	%	2014	2013	BPS
Automotive Retail North America (a)	$ 335.2	$ 313.7	$ 21.5	7%	$ 90.5	$ 80.3	$ 10.2	13%	27.0%	25.6%	140
Automotive Retail International	87.7	84.8	2.9	3%	15.9	13.3	2.6	20%	18.1%	15.7%	245
Digital Marketing (b)	105.3	89.7	15.6	17%	11.4	4.8	6.6	138%	10.8%	5.4%	548
Other (c)	--	--	--	n/a	(22.4)	(28.9)	6.5	(22)%	n/m	n/m	n/m
Foreign exchange	(7.0)	(0.9)	(6.1)	n/m	(1.3)	0.3	(1.6)	n/m	n/m	n/m	n/m
Total	$ 521.2	$ 487.3	$ 33.9	7%	$ 94.1	$ 69.8	$ 24.3	35%	18.1%	14.3%	373

	Segment Revenues				Adjusted Segment Earnings before Income Taxes				Adjusted Segment Margin
	Six Months Ended December 31,		Change		Six Months Ended December 31,		Change		Six Months Ended December 31,		Change
	2014	2013	$	%	2014	2013	$	%	2014	2013	BPS
Automotive Retail North America (a)	$ 662.9	$ 626.2	$ 36.7	6%	$ 183.5	$ 156.8	$ 26.7	17%	27.7%	25.0%	264
Automotive Retail International	174.1	169.8	4.3	3%	28.5	24.5	4.0	16%	16.4%	14.4%	194
Digital Marketing (b)	209.0	176.7	32.3	18%	19.6	12.1	7.5	62%	9.4%	6.8%	253
Other (c)	--	--	--	n/a	(42.4)	(46.6)	4.2	n/m	n/m	n/m	n/m
Foreign exchange	(8.8)	(3.9)	(4.9)	126%	(1.7)	0.5	(2.2)	n/m	n/m	n/m	n/m
Total	$1,037.2	$ 968.8	$ 68.4	7%	$ 187.5	$ 147.3	$ 40.2	27%	18.1%	15.2%	287

(a) The following table provides a reconciliation of the most directly comparable GAAP measure to adjusted earnings before income taxes for the Automotive Retail North America segment:
	Segment Earnings before Income Taxes		Segment Earnings before Income Taxes
	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013
Earnings before income taxes	$ 90.5	$ 83.3	$ 183.5	$ 159.8
Adjustments:
Stand-alone public company costs (d)	--	(3.0)	--	(3.0)
Adjusted earnings before income taxes	$ 90.5	$ 80.3	$ 183.5	$ 156.8

(b) The following table provides a reconciliation of the most directly comparable GAAP measure to adjusted earnings before income taxes for the Digital Marketing segment:
	Segment Earnings before Income Taxes		Segment Earnings before Income Taxes
	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013
Earnings before income taxes	$ (4.2)	$ 4.8	$ 4.0	$ 12.1
Adjustments:
Accelerated trademark amortization (e)	15.6	--	15.6	--
Adjusted earnings before income taxes	$ 11.4	$ 4.8	$ 19.6	$ 12.1

(c) The following table provides a reconciliation of the most directly comparable GAAP measure to adjusted earnings before income taxes for the Other segment:
	Segment Loss before Income Taxes		Segment Loss before Income Taxes
	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013
Loss before income taxes	$ (25.7)	$ (18.1)	$ (76.4)	$ (33.9)
Adjustments:
Separation costs (f)	3.3	--	34.0	--
Stand-alone public company costs (d)	--	(5.1)	--	(6.0)
Trademark royalty fee (g)	--	5.4	--	5.4
Stock-based compensation (h)	--	(2.4)	--	(2.4)
Interest expense (i)	--	(8.7)	--	(9.7)
Adjusted loss before income taxes	$ (22.4)	$ (28.9)	$ (42.4)	$ (46.6)

(d) Represents recurring costs that are expected to be incurred as a stand-alone company incremental to the allocations of ADP costs included within the historical financial statements for FY2014.
(e) Represents accelerated amortization recognized in the Digital Marketing segment for the Cobalt trademark related to the change in useful life.
(f) Represents the removal of separation costs incurred during FY2015 that were directly related to our separation from ADP.
(g) Represents the elimination of the royalty paid to ADP for the utilization of the ADP trademark during the three months ended December 31, 2013 as there was no comparable royalty paid in the three months ended December 31, 2014 due to our separation from ADP.
(h) Represents additional stock-based compensation expenses for staff additions to build out corporate functions and director compensation costs.
(i) Represents interest expense incurred in FY2015 related to long-term debt issued in conjunction with the separation.

CDK Global, Inc.
Consolidated and Combined Adjusted Financial Information
(In millions, except per share amounts)
(Unaudited)

We use certain adjusted results, among other measures, to evaluate our operating performance in the absence of certain items for planning and forecasting purposes. We believe that adjusted results provide relevant and useful information because they allow investors to view performance in a manner similar to the method used by us and they improve our ability to understand our operating performance. Adjusted earnings before income taxes, adjusted net earnings, adjusted basic and diluted earnings per share, EBITDA, and adjusted EBITDA for the three and six months ended December 31, 2014 exclude incremental costs incurred that were directly attributable to our separation from ADP, accelerated trademark amortization, the related income tax effect of the pre-tax adjustments, and income tax expense associated with the tax law change for bonus depreciation. Additionally, adjusted earnings before income taxes, adjusted net earnings, adjusted basic and diluted earnings per share, and adjusted EBITDA for the three and six months ended December 31, 2013 reflect adjustments related to separation costs, stand-alone public company costs, trademark royalty fee, stock-based compensation, interest expense, and the related tax benefit of these pre-tax adjustments, as further described in the footnotes below, in order to show these amounts on a comparable basis with the three and six months ended December 31, 2014. EBITDA is calculated as earnings before income taxes adjusted to exclude interest expense, depreciation, and amortization. Because adjusted earnings before income taxes, adjusted net earnings, adjusted basic and diluted earnings per share, EBITDA, and adjusted EBITDA are not measures of performance that are calculated in accordance with accounting principles generally accepted in the United States ("GAAP"), they should not be considered in isolation from, or as a substitute for, other metrics that are calculated in accordance with GAAP.

	Three Months Ended December 31,		Change		Six Months Ended December 31,		Change
	2014	2013	$	%	2014	2013	$	%

Earnings before income taxes	$ 75.2	$ 83.6	$ (8.4)	(10)%	$ 137.9	$ 163.0	$(25.1)	(15)%
Adjustments:
Separation costs (a)	3.3	--			34.0	--
Accelerated trademark amortization (b)	15.6	--			15.6	--
Stand-alone public company costs (c)	--	(8.1)			--	(9.0)
Trademark royalty fee (d)	--	5.4			--	5.4
Stock-based compensation (e)	--	(2.4)			--	(2.4)
Interest expense (f)	--	(8.7)			--	(9.7)
Adjusted earnings before income taxes	$ 94.1	$ 69.8	$24.3	35%	$ 187.5	$ 147.3	$ 40.2	27%
Adjusted margin percentage	18.1%	14.3%			18.1%	15.2%

Provision for income taxes	$ 32.7	$ 31.4	$ 1.3	4%	$ 56.3	$ 57.3	$ (1.0)	(2)%
Adjustments:
Tax effect of adjustments above (g)	6.6	(5.4)			10.3	(6.0)
Tax law change - bonus depreciation (h)	(4.6)	--			(4.6)	--
Adjusted provision for income taxes	$ 34.7	$ 26.0	$ 8.7	33%	$ 62.0	$ 51.3	$ 10.7	21%
Adjusted effective tax rate	36.9%	37.2%			33.1%	34.8%

Net earnings	$ 42.5	$ 52.2	$ (9.7)	(19)%	$ 81.6	$ 105.7	$(24.1)	(23)%
Adjustments:
Separation costs (a)	3.3	--			34.0	--
Accelerated trademark amortization (b)	15.6	--			15.6	--
Stand-alone public company costs (c)	--	(8.1)			--	(9.0)
Trademark royalty fee (d)	--	5.4			--	5.4
Stock-based compensation (e)	--	(2.4)			--	(2.4)
Interest expense (f)	--	(8.7)			--	(9.7)
Tax effect of adjustments above (g)	(6.6)	5.4			(10.3)	6.0
Tax law change - bonus depreciation (h)	4.6	--			4.6	--
Adjusted net earnings	$ 59.4	$ 43.8	$15.6	36%	$ 125.5	$ 96.0	$ 29.5	31%

Adjusted net earnings per common share:
Basic	$ 0.37	$ 0.27		37%	$ 0.78	$ 0.60		30%
Diluted	$ 0.37	$ 0.27		37%	$ 0.78	$ 0.60		30%

Weighted-average common shares outstanding:
Basic (i)	160.7	160.6			160.7	160.6
Diluted (i)	161.8	160.6			161.2	160.6

	Three Months Ended December 31		Change		Six Months Ended December 31		Change
	2014	2013	$	%	2014	2013	$	%

Earnings before income taxes	$ 75.2	$ 83.6	$ (8.4)	(10)%	$ 137.9	$ 163.0	$(25.1)	(15)%
Adjustments:
Interest expense (j)	9.0	0.3			10.1	0.5
Depreciation and amortization (k)	33.6	17.0			51.7	33.5
EBITDA	$ 117.8	$ 100.9	$16.9	17%	$ 199.7	$ 197.0	$ 2.7	1%
Adjustment:
Separation costs (a)	3.3	--			34.0	--
Stand-alone public company costs (c)	--	(8.1)			--	(9.0)
Trademark royalty fee (d)	--	5.4			--	5.4
Stock-based compensation (e)	--	(2.4)			--	(2.4)
Adjusted EBITDA	$ 121.1	$ 95.8	$25.3	26%	$ 233.7	$ 191.0	$ 42.7	22%
Adjusted margin %	23.2%	19.7%			22.5%	19.7%

(a) Represents the removal of separation costs incurred during FY2015 that were directly related to our separation from ADP.
(b) Represents accelerated amortization recognized in the Digital Marketing segment for the Cobalt trademark related to the change in useful life.
(c) Represents recurring costs that are expected to be incurred as a stand-alone company incremental to the allocations of ADP costs included within the historical financial statements for FY2014.
(d) Represents the elimination of the royalty paid to ADP for the utilization of the ADP trademark during the three months ended December 31, 2013 as there was no comparable royalty paid in the three months ended December 31, 2014 due to our separation from ADP.
(e) Represents additional stock-based compensation expenses for staff additions to build out corporate functions and director compensation costs.
(f) Represents interest expense incurred in FY2015 related to long-term debt issued in conjunction with the separation.
(g) Represents the tax effect of adjustments using the statutory rate of 38.4% for FY2014 for U.S. transactions, which represent the majority of the adjustments recorded. The separation costs (described in (a) above) were partially tax deductible. The tax adjustment included for the three and six months ended December 31, 2014 relates only to the tax deductible portion of separation costs.
(h) Represents an adjustment to deferred taxes related to the bonus depreciation to which ADP is entitled under the tax law and in accordance with the tax matters agreement to claim additional tax depreciation for assets associated with our business for tax periods prior to the separation.
(i) On September 30, 2014, ADP shareholders of record as of the close of business on September 24, 2014 received one share of our common stock for every three shares of ADP common stock held as of the record date. For periods ended September 30, 2014 and prior, basic and diluted earnings per share were computed using the number of shares of our stock outstanding on September 30, 2014, the date on which our common stock was distributed to the shareholders of ADP. The same number of shares was used to calculate basic and diluted earnings per share because there were no dilutive securities in those periods.
(j) Represents interest expense included within the financial statements for the periods presented above.
(k) Represents depreciation and amortization included within the financial statements for the periods presented above, which includes the accelerated amortization attributable to the Cobalt trademark.

CDK Global, Inc.
Combined Adjusted FY2014 Financial Information
(In millions, except per share amounts)
(Unaudited)

We use certain adjusted results, among other measures to evaluate our operating performance in the absence of certain items for planning and forecasting purposes. We believe that adjusted results provide relevant and useful information because they allow investors to view performance in a manner similar to the method used by us and they improve our ability to understand our operating performance. Adjusted earnings before income taxes, adjusted provision for income taxes, adjusted effective tax rate, adjusted net earnings, adjusted basic and diluted earnings per share, and adjusted EBITDA reflect adjustments related to separation costs, stand-alone public company costs, trademark royalty fee, stock-based compensation, interest expense, and the related tax benefit of these pre-tax adjustments, as further described in the footnotes below. EBITDA is calculated as earnings before income taxes adjusted to exclude interest expense, depreciation, and amortization. Because adjusted earnings before income taxes, adjusted provision for income taxes, adjusted effective tax rate, adjusted net earnings, adjusted basic and diluted earnings per share, EBITDA, and adjusted EBITDA are not measures of performance that are calculated in accordance with GAAP, they should not be considered in isolation from, or as a substitute for, other metrics that are calculated in accordance with GAAP.

	FY2014	(a)	FY2015E

Revenues	1,973.6	(b)
Growth %			6 - 7%

Earnings before income taxes	343.6	(b)
Adjustments:
Stand-alone public company costs	(33.0)	(c)
Trademark royalty fee	16.6	(d)
Stock-based compensation	(6.6)	(e)
Separation costs	9.3	(f)
Interest expense	(26.2)	(g)

Adjusted earnings before income taxes	303.7
Growth %			13 - 14%

Adjusted margin %	15.4%
Growth			100 bps

Provision for income taxes	116.7	(b)
Adjustments:
Tax benefit of adjustments above	(18.9)	(h)
Adjusted provision for income taxes	97.8
Adjusted effective tax rate	32.2%

Net earnings	226.9	(b)
Adjustments:
Stand-alone public company costs	(33.0)	(c)
Trademark royalty fee	16.6	(d)
Stock-based compensation	(6.6)	(e)
Separation costs	9.3	(f)
Interest expense	(26.2)	(g)
Tax benefit of adjustments above	18.9	(h)

Adjusted net earnings	205.9
Growth %			9 - 10%

Adjusted basic and diluted earnings per share	1.28	(i)(j)
Total basic and diluted shares outstanding	160.6 million	(j)

Growth %			8 - 9%

Earnings before income taxes	343.6	(b)
Adjustments:
Interest expense	1.0	(b)
Depreciation and amortization	67.9	(b)

EBITDA	412.5
Adjustments:
Stand-alone public company costs	(33.0)	(c)
Trademark royalty fee	16.6	(d)
Stock-based compensation	(6.6)	(e)
Separation costs	9.3	(f)

Adjusted EBITDA	398.8
Adjusted margin %	20.2%		100 bps

(a) Amounts in this column have been adjusted to be presented on a comparable basis with the FY2015 estimate.
(b) Amounts presented in CDK's historical combined financial statements for the fiscal year ended June 30, 2014 which were included in the Company's Form 10 filing dated September 18, 2014.
(c) Represents recurring costs that are expected to be incurred as a stand-alone company incremental to the allocations of ADP costs included within the historical financial statements for FY2014.
(d) Represents the elimination of the royalty paid to ADP for the utilization of the ADP trademark during the period from October 1, 2013 through June 30, 2014 as there will be no comparable royalty paid in the same period in FY2015 due to our separation from ADP.
(e) Represents additional stock-based compensation expenses for staff additions to build out corporate functions and director compensation costs.
(f) Represents the removal of separation costs incurred during FY2014 that are directly related to our separation from ADP.
(g) Represents interest expense CDK will incur in FY2015 related to long-term debt issued in conjunction with the separation.
(h) Represents the tax effect of adjustments using the statutory tax rate of 38.4% for FY2014 for U.S. transactions, which represent the majority of the adjustments recorded. The separation costs (described in (f) above) are not tax deductible and therefore there is no provision for income taxes included for this adjustment.
(i) Computed using adjusted net earnings shown above and total shares outstanding described in (j) below.
(j) On September 30, 2014, ADP shareholders of record as of the close of business on September 24, 2014 received one share of our common stock for every three shares of ADP common stock held as of the record date. Basic and diluted earnings per share above for FY2014 was computed using the number of shares of our stock outstanding on September 30, 2014, the date on which our common stock was distributed to the shareholders of ADP. The same number of shares was used to calculate basic and diluted earnings per share because there were no dilutive securities in FY2014.

CDK Global, Inc.
Performance Metrics
(Unaudited)

CDK management regularly reviews the following key performance measures in evaluating our business results, identifying trends affecting our business and making operating and strategic decisions. The following table summarizes these measures for recurring subscription revenues:

	For the three months ended
	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014
ARNA
Automotive
DMS Client Sites (a)	8,806	8,862	8,905	8,978	9,039	9,136
Avg Revenue Per Site (b)	6,285	6,379	6,586	6,447	6,640	6,691

Adjacencies
DMS Client Sites (a)	4,462	4,503	4,571	4,600	4,653	4,831
Avg Revenue Per Site (b)	1,464	1,478	1,521	1,520	1,556	1,536

Total ARNA
DMS Client Sites (a)	13,268	13,365	13,476	13,578	13,692	13,967
Avg Revenue Per Site (b)	4,669	4,741	4,881	4,789	4,915	4,914

ARI
DMS Client Sites (a)	13,496	13,573	13,459	13,501	13,437	13,420
Avg Revenue Per Site (b)	1,179	1,181	1,183	1,208	1,235	1,228

Digital Marketing
Websites (c)	7,665	7,732	7,951	7,783	7,828	7,789
Avg Revenue Per Website (d)	2,983	3,046	2,972	3,095	3,219	3,322

(a) Dealer Management System (DMS) Client Sites -- We track the number of client sites that have an active DMS. Consistent with our strategy of growing our Automotive Retail client base, we view the number of client sites purchasing our DMS solutions as an indicator of market penetration for our Automotive Retail segments. Our DMS client site count includes retailers with an active DMS that sell vehicles in the automotive and adjacent markets. Adjacent markets include heavy truck dealerships that provide vehicles to the over-the-road trucking industry; recreation dealerships in the motorcycle, marine and recreational vehicle industries; and heavy equipment dealerships in the agriculture and construction equipment industries. We consider a DMS to be active if we have billed a subscription fee for that solution during the most recently ended calendar month.
(b) Average Revenue Per DMS Client Site -- Average revenue per Automotive Retail DMS client site is an indicator of the adoption of our solutions by DMS clients, and we monitor changes in this metric to measure the effectiveness of our strategy to deepen our relationships with our current client base through upgrading and expanding solutions and increasing transaction volumes. We calculate average revenue per DMS client site by dividing the monthly applicable revenue generated from our solutions in a period by the average number of DMS client sites in the period.
(c) Websites -- For the Digital Marketing segment, we track the number of websites that we host and develop for our OEM and automotive retail clients as an indicator of business activity. The number of websites as of a specified date is the total number of full function dealer websites or portals that are currently accessible.
(d) Average Revenue Per Website -- We monitor changes in our average revenue per website as an indicator of the relative depth of our relationships in our Digital Marketing segment. We calculate average revenue per website by dividing the monthly revenue generated from our Digital Marketing solutions in a period, excluding OEM advertising revenues, by the average number of client websites in the period.

Forward-Looking Statements

This document contains "forward-looking statements," including forecasts for CDK Global's fiscal year ending June 30, 2015 and CDK Global's intention to make share repurchases, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could be" and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by these forward-looking statements.

Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: CDK Global's success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in overall market and economic conditions, technology trends, and auto sales and advertising trends; competitive conditions; changes in regulations; changes in technology; security breaches, interruptions, failures and/or other errors involving CDK Global's systems or networks; availability of skilled technical personnel and the impact of new acquisitions and divestitures. The statements in this press release are made as of the date of this press release, even if subsequently made available by CDK Global on its website or otherwise. CDK Global disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed in CDK Global's reports filed with the Securities and Exchange Commission (SEC), including those discussed under "Item 1A. Risk Factors" in CDK Global's Registration Statement on Form 10 for the fiscal year ended June 30, 2014 and its Form 10-Q for the fiscal quarter ended September 30, 2014, should be considered in evaluating any forward-looking statements contained herein. These filings can be found on CDK Global's website at www.cdkglobal.com and the SEC's website at www.sec.gov.

CONTACT: Investor Relations Contacts:
         Elena Rosellen
         973.588.2511
         elena.rosellen@cdk.com

         Jennifer Gaumond
         847.485.4424
         jennifer.gaumond@cdk.com

         Media Contact:
         Michelle Benko
         847.485.4389
         michelle.benko@cdk.com